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                    OFFICERS POWER OF ATTORNEY


City of Minneapolis

State of Minnesota

      Each of the undersigned, as officers of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                          1933 Act       1940 Act
                                         Reg. Number    Reg. Number
IDS Bond Fund, Inc.                        2-51586       811-2503
IDS California Tax-Exempt Trust           33-5103        811-4646
IDS Discovery Fund, Inc.                   2-72174       811-3178
IDS Equity Select Fund, Inc.               2-13188       811-772
IDS Extra Income Fund, Inc.                2-86637       811-3848
IDS Federal Income Fund, Inc.              2-96512       811-4260
IDS Global Series, Inc.                   33-25824       811-5696
IDS Growth Fund, Inc.                      2-38355       811-2111
IDS High Yield Tax-Exempt Fund, Inc.       2-63552       811-2901
IDS International Fund, Inc.               2-92309       811-4075
IDS Investment Series, Inc.                2-11328       811-54
IDS Life Investment Series, Inc.           2-73115       811-3218
IDS Life Managed Fund, Inc.                2-96367       811-4252
IDS Life Moneyshare Fund, Inc.             2-72584       811-3190
IDS Life Special Income Fund, Inc.         2-73113       811-3219
IDS Managed Retirement Fund, Inc.          2-93801       811-4133
IDS Market Advantage Series, Inc.         33-30770       811-5897
IDS Money Market Series, Inc.              2-54516       811-2591
IDS New Dimensions Fund, Inc.              2-28529       811-1629
IDS Precious Metals Fund, Inc.             2-93745       811-4132
IDS Progressive Fund, Inc.                 2-30059       811-1714
IDS Selective Fund, Inc.                   2-10700       811-499
IDS Special Tax-Exempt Series Trust       33-5102        811-4647
IDS Stock Fund, Inc.                       2-11358       811-498
IDS Strategy Fund, Inc.                    2-89288       811-3956
IDS Tax-Exempt Bond Fund, Inc.             2-57328       811-2686
IDS Tax-Free Money Fund, Inc.              2-66868       811-3003
IDS Utilities Income Fund, Inc.           33-20872       811-5522

hereby constitutes and appoints William R. Pearce and Leslie L. Ogg or either one of them, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead, as an officer, any and all further amendments to said registration statements filed pursuant to said Acts and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with
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the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

     Dated the 1st day of November, 1995.



  /s/ William R. Pearce
      William R. Pearce



  /s/ Melinda S. Urion
      Melinda S. Urion